MERIS LABORATORIES, INC.
                             (DEBTOR-IN-POSSESSION)

                        CONSOLIDATED FINANCIAL STATEMENTS
             WITH REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                    * * * * *

                                DECEMBER 31, 1997

                                                  November 12, 1998

To the Board of Directors
  and Shareholders of
    Meris Laboratories, Inc.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, shareholders' deficit and cash flows present fairly, in all material respects, the financial position of Meris Laboratories, Inc. (Debtor-in-possession) and its subsidiary, Meris, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. The consolidated financial statements of Meris Laboratories, Inc. (Debtor-in-possession) and its subsidiary, Meris, Inc. for the year ended December 31, 1995 were audited by other auditors whose report dated March 27, 1996 expressed an unqualified opinion on those 976543365statements.

         As discussed in Notes 1, 2, 10 and 11 to the consolidated financial statements, on November 18, 1997, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court. On November 5, 1998, the Company sold substantially all of its assets and ceased operations. A loss of $1.9 million has been provided in the consolidated financial statements for the year ended December 31, 1997 to write-down such assets to their net realizable value. The Company intends to file a plan of reorganization under which it will liquidate and distribute the net proceeds of the sale and any remaining assets to its creditors, subject only to the satisfaction of certain administrative and other priority liabilities. The consolidated financial statements do not reflect any adjustments that may be required for the disposition of the remaining assets at amounts different from those reflected in the financial statements or amounts which creditors may be required to accept in settlement of obligations due them by the Company. The Company and its directors and former officers are defendants in several lawsuits. Plaintiffs in the lawsuits and their legal counsel have filed bankruptcy claims in excess of $23 million. At December 31, 1997, the Company has accrued $515,000 in costs associated with such lawsuits. The ultimate resolution of the lawsuits cannot be determined at the present time; accordingly, the consolidated financial statements do not include any adjustments, beyond the accrual noted above, that might result from the outcome of these uncertainties.


                            MERIS LABORATORIES, INC.
                             (DEBTOR-IN-POSSESSION)

                           CONSOLIDATED BALANCE SHEET
                      (In thousands, except per share data)

                                                                    September 30                 December 31
                                                                                          ---------------------------
                                                                      1 9 9 8              1 9 9 7         1 9 9 6
                                                                 -------------------      ----------      -----------
                                                                    (UNAUDITED)
                                                    A S S E T S
Current assets:
     Cash and cash equivalents                                      $       273           $       601   $       552
     Restricted cash                                                      2,036                 1,979         1,964
     Assets held for sale                                                16,928                16,928           -
     Accounts receivable, net of allowance for doubtful
         accounts of $2,122, $5,971 and $4,346                              134                   914         4,687
     Supplies inventory                                                     -                      66           511
     Prepaid expenses and other current assets                              926                 1,397         1,018
                                                                    -----------           -----------   -----------
         Total current assets                                            20,297                21,885         8,732

Property and equipment, net                                                 -                     -           1,559
Intangibles, net                                                            -                     -          15,343
Other assets, net                                                           -                     -             699
                                                                    -----------           -----------   -----------
                                                                    $    20,297           $    21,885   $    26,333
                                                                    ===========           ===========   ===========

                                       LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
     Liabilities not subject to compromise:
     Secured borrowings and accrued interest after filing for
         bankruptcy                                                 $     7,155           $     601     $       -
         Note payable to former executive                                 1,656               1,599           1,585
         Accrued litigation charges                                         319                 515           1,776
         Accounts payable and accrued expenses                            1,407                 805             -
     Liabilities subject to compromise:
         Secured borrowings and accrued interest before filing
              for bankruptcy                                             32,274              32,274          13,167
         Accrued Medicare settlement                                      3,350               3,350           4,250
         Accounts payable                                                 4,142               4,142           2,783
         Accrued expenses                                                 5,513               5,513           6,019
         Convertible subordinated debt                                   11,000              11,000          10,918
                                                                    -----------           ---------     -----------
         Total current liabilities                                       66,816              59,799          40,498
                                                                    -----------           ---------     -----------

Commitments and contingencies (Notes 5, 6 and 10)                           -                   -               -

Shareholders' deficit:
     Preferred stock, no par value:  2,000,000  shares
         authorized; none issued and outstanding                            -                   -               -
     Common stock, no par value:  20,000,000 shares authorized;
         8,043,859 shares issued and outstanding
                                                                         37,171              37,171          37,171
     Additional paid-in capital                                             826                 826             826
     Accumulated deficit                                                (84,516)            (75,911)        (52,162)
                                                                    -----------           ----------    -----------
                                                                        (46,519)            (37,914)        (14,165)
                                                                    -----------           ---------     -----------
                                                                    $    20,297           $  21,885     $    26,333
                                                                    ===========           =========     ===========

See  accompanying  notes  to  consolidated  financial statements.


                                             MERIS LABORATORIES, INC.
                                              (DEBTOR-IN-POSSESSION)

                                        CONSOLIDATED STATEMENT OF OPERATIONS
                                       (In thousands, except per share data)

                                                        Nine months
                                                           ended
                                                       September 30                 Year ended December 31
                                                                           -----------------------------------------
                                                          1 9 9 8           1 9 9 7        1 9 9 6         1 9 9 5
                                                     ------------------    -----------    -----------     ----------
                                                    (UNAUDITED)

Net revenues                                            $    19,727       $    29,903    $    34,106    $    42,809
                                                        -----------       -----------    -----------    -----------

Costs of services:
     Salaries, wages and benefits                             6,763            12,507         12,227         13,626
     Supplies                                                 3,267             4,946          5,144          5,022
     Other cost of services                                   6,341             7,208          7,197          7,964
                                                        -----------       -----------    -----------    -----------
                                                             16,371            24,661         24,568         26,612



Selling, general and administrative expenses                  8,351            15,785         12,019         12,221
Depreciation and amortization                                   -               2,240          3,302          4,429
Provision for doubtful accounts                               2,266             1,577          5,798          3,827
Litigation and investigation charges                            990             1,241          4,072          3,400
Write-down of intangible assets                                                 1,720          7,552          3,300
Write-off of fixed assets                                       -               1,982            -            1,272
                                                        -----------       -----------    -----------    -----------

Operating loss                                               (8,251)          (19,303)       (23,205)       (12,252)
Interest expense                                               (354)           (4,538)        (2,786)        (2,087)
Interest and other income, net                                  -                  92            159            177
                                                        -----------       -----------    -----------    -----------

Net loss                                                $    (8,605)      $   (23,749)   $   (25,832)   $   (14,162)
                                                        ===========       ===========    ===========    ===========


Net loss per share                                      $    (1.07)       $    (2.95)    $     (3.23)   $     (1.78)
                                                        ==========        ==========     ===========    ===========

Weighted average shares outstanding                           8,044             8,044          8,006          7,948
                                                        ===========       ===========    ===========    ===========

See  accompanying  notes  to  consolidated  financial statements.


                                             MERIS LABORATORIES, INC.
                                              (DEBTOR-IN-POSSESSION)

                                  CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
                                       (In thousands, except per share data)
                                                                                   Additional
                                                            Common Stock             Paid-in     Accumulated
                                                      -------------------------
                                                      Shares        Amount           Capital        Deficit            Total
                                                      ----------    -----------     -----------     -----------     -------------


    Balance at December 31, 1994                          7,901     $    36,981        $  826     $   (12,168)     $   25,639

    Issuance of common stock for option exercises
        and employee stock purchase plan
                                                             81             155           -               -               155

    Net loss                                                -               -             -           (14,162)        (14,162)
                                                      ---------     -----------        ------     -----------      ----------

    Balance at December 31, 1995                          7,982          37,136           826         (26,330)         11,632

    Issuance of common stock for option exercises
        and employee stock purchase plan
                                                             62              35           -               -                35

    Net loss                                                -               -             -           (25,832)        (25,832)
                                                      ---------     -----------        ------     -----------      ----------

    Balance at December 31, 1996                          8,044          37,171           826         (52,162)        (14,165)

    Net loss                                                -               -             -           (23,749)        (23,749)
                                                      ---------     -----------        ------     -----------      ----------

    Balance at December 31, 1997                          8,044          37,171           826         (75,911)        (37,914)

    Net loss (unaudited)                                    -               -             -            (8,605)         (8,605)
                                                      ---------     -----------        ------     -----------      ----------

    Balance at September 30, 1998 (unaudited)             8,044     $    37,171        $  826     $   (84,516)     $  (46,519)
                                                      =========     ===========        ======     ===========      ==========

See accompanying notes to consolidated  financial statements.


                                                 MERIS LABORATORIES, INC.
                                                  (DEBTOR-IN-POSSESSION)

                                           CONSOLIDATED STATEMENT OF CASH FLOWS
                                                      (In thousands)
                                                           Nine months ended
                                                             September 30                      Year ended December 31
                                                                                    ---------------------------------------------
                                                                 1 9 9 8             1 9 9 7          1 9 9 6           1 9 9 5
                                                             -----------------      ----------       ----------        ----------
                                                                (UNAUDITED)
Operations:
     Net loss                                                   $   (8,605)        $   (23,749)     $   (25,832)      $   (14,162)
     Items not requiring the current use of cash:
         Depreciation and amortization                                 -                 2,240            3,302             4,429
         Amortization of debt discount and issue costs                 -                   446              531               414
         Provision for doubtful accounts                               -                   -                -               3,827
         Provision for litigation and investigation charges            -                   -              3,282             4,357
         Write-down of intangible assets                               -                 1,720            7,552             3,300
         Write-down of property and equipment                          -                 1,982              -               1,272
                                                                                                                     -
         Gain on sale of property and equipment                        -                   (13)             (71)              -
         Compensation expense related to loan forgiveness,
              charge for unrealizable note receivable, and
              discounted stock options                                 -                   -                -                 700
         Changes in items affecting operations:
              Restricted cash                                          (57)                (14)            (380)              546
              Accounts receivable                                      780                 521            6,584            (4,493)
              Income tax refund receivable                             -                    -               384               -
              Supplies inventory                                        66                 (28)             238               (60)
              Prepaid expenses and other current assets                471                (404)            (447)              152
              Other assets                                             -                   175              (97)              (36)
              Accounts payable                                         -                 1,359              963             1,401
              Accrued expenses                                         870                 384             (159)              233
              Accrued litigation and investigation charges            (196)             (2,161)            (779)           (1,374)
                                                                ----------         -----------      -----------       -----------
              Cash provided by (used in) operating activities       (6,671)            (17,542)          (4,929)              506
                                                                ----------         -----------      -----------       -----------

Investments:
     Cash expenditures for customer lists and other assets
         related to acquisitions                                       -                   -               (920)           (2,525)
     Proceeds from notes receivable                                    -                   160              104               -
     Purchase of property and equipment                                (21)             (1,999)            (334)             (684)
     Proceeds from sale of property and equipment                      -                    13               99                60
                                                                ----------         -----------      -----------       -----------
              Cash used for investing activities                       (21)             (1,826)          (1,051)           (3,149)
                                                                ----------         -----------      -----------       -----------

Financing:
     Issuance of common stock, net                                     -                   -                 35               155
     Proceeds from bank borrowings                                   6,554              19,707            5,510             2,000
     Payments on bank borrowings                                       -                   -                -                (343)
     Principal payments on capital leases                             (190)               (290)            (503)             (527)
     Reduction in distribution payable to related parties              -                   -                -                (267)
                                                                ----------         -----------      -----------       -----------
              Cash provided by financing activities                  6,364              19,417            5,042             1,018
                                                                ----------         -----------      -----------       -----------

Increase (decrease) in cash and cash equivalents                      (328)                 49             (938)           (1,625)
Cash and cash equivalents at beginning of period                       601                 552            1,490             3,115
                                                                ----------         -----------      -----------       -----------
Cash and cash equivalents at end of period                      $      273         $       601      $       552       $     1,490
                                                                ==========        -===========      ===========       ===========

See accompanying notes to consolidated  financial statements.


                                                 MERIS LABORATORIES, INC.
                                                  (DEBTOR-IN-POSSESSION)

                                           CONSOLIDATED STATEMENT OF CASH FLOWS
                                                      (In thousands)
                                                            Nine months ended
                                                             September 30                      Year ended December 31
                                                                                    ---------------------------------------------
                                                                 1 9 9 8             1 9 9 7          1 9 9 6           1 9 9 5
                                                             -----------------      ----------       ----------        ----------
                                                               (UNAUDITED)
Supplemental disclosure of cash flow information:
     Interest paid - capital leases                             $       12         $        28      $        35       $        41
                                                                ==========         ===========      ===========       ===========
     Interest paid - borrowing                                  $      -           $       -        $       451       $     1,855
                                                                ==========         ===========      ===========       ===========
     Income taxes paid                                          $      -           $       -        $       -         $       114
                                                                ==========         ===========      ===========       ===========

Supplemental disclosure of non-cash investing and financing activities:

     Capital lease obligations incurred for acquisition of
         property and equipment                                 $      -           $       219      $       247       $       198
                                                                ==========         ===========      ===========       ===========
     Reduction in consulting agreements related to
         acquisition                                            $      -           $       -        $       -         $       273
                                                                ==========         ===========      ===========       ===========
     Accrued transaction costs related to acquisitions          $      -           $       -        $       -         $       290
                                                                ==========         ===========      ===========       ===========

See accompanying notes to consolidated financial statements.

                            MERIS LABORATORIES, INC.
                             (DEBTOR-IN-POSSESSION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Organization:

         Meris Laboratories, Inc. (the "Company") was incorporated in California on November 14, 1990 to effect the reorganization of Meris Laboratories, Ltd. Bay Area, a California limited partnership (the "Partnership"). This reorganization of entities under common control has been accounted for on the historical cost basis. The consolidated financial statements of the Company and its subsidiary, Meris, Inc., include the financial position, results of operations and cash flows for the Company. The Company provides complete out-patient laboratory services and operates in only one industry segment within the State of California.

         Petition for relief under Chapter 11

         On November 18, 1997 the Company ("Debtor") filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Central District of California. Under Chapter 11, certain claims against the Debtor in existence prior to the filing of the petition for relief under the federal bankruptcy laws are stayed while the Debtor continues business operations as Debtor-in-possession. Such claims are reflected in the December 31, 1997 and September 30, 1998 balance sheets as "liabilities subject to compromise."

         On September 16, 1998 the Company signed a definitive agreement with Unilab Corporation ("Unilab") whereby the Company would sell substantially all of its assets to Unilab. The agreement was approved on October 28, 1998 by the United States Bankruptcy Court in Los Angeles, California (see Note 11). The Company consummated the sale on November 5, 1998 and ceased operations. A loss of $1,982,000 has been provided in the consolidated financial statements for the year ended December 31, 1997, to write-down such assets to their net realizable values. The Company plans to file a plan of reorganization under which it will distribute all of the net proceeds of the sale and any remaining assets to its creditors, subject only to the satisfaction of certain administrative and other priority liabilities.

NOTE 2 - Summary of significant accounting policies:

         Principles of consolidation

         The consolidated financial statements include the accounts of the Company and Meris, Inc. All significant intercompany accounts and transactions have been eliminated.

         Basis of presentation

         The consolidated financial statements have been prepared on a going concern basis except that, for the period from November 18, 1997 to December 31, 1997, interest totaling approximately $800,000 has not been accrued on indebtedness outstanding as of November 18, 1997, the date on which the Company filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. As discussed in the second and third paragraphs of Note 1, the Company has sold substantially all of its assets and ceased operations, and intends to file a plan of reorganization under which it will liquidate and distribute the net proceeds of the sale and any remaining assets. The consolidated financial statements do not reflect any adjustments that may be required for the disposition of the remaining assets in amounts different from those reflected in the consolidated financial statements or in amounts which creditors may be required to accept in settlement of obligations due them by the Company.

         Use of estimates

         The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Revenue recognition

         Revenues are recognized upon performance of laboratory services. Revenues are based on amounts billed or billable for services rendered, net of price adjustments made with third-party payors by contract or otherwise. Certain laboratory services are provided pursuant to managed care contracts which provide for the payment of capitated fees rather than individual fees for tests actually performed. The Company periodically evaluates such contracts to ascertain their overall profitability. Such evaluations include both expected capitated fees and identifiable referral revenues. Contract losses, if any, are recognized as soon as they are identified. No such accruals were provided at December 31, 1997 and 1996.

         Laboratory services billed to Medicare comprised approximately 22.5%, 22.9%, and 19.1% of net revenues for the years ended December 31, 1997, 1996, and 1995, respectively, and approximately 29.3% and 20.8% of outstanding net accounts receivable at December 31, 1997 and 1996, respectively.

         Expense recognition

         All costs are expensed as incurred.

         Financial instruments

         Financial instruments which subject the Company to concentration of credit risk consist primarily of accounts receivable. The primary payors are individual patients, government agencies, insurance companies and, to a lesser extent, physician clients. The Company provides an allowance for doubtful accounts based on historical experience and current factors. The carrying value of all other financial instruments is not presently determinable, since they may be subject to compromise upon liquidation of the company.

         Cash equivalents

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         Concentration of credit risk

         The Company places its cash and temporary cash investments with high credit quality institutions. At December 31, 1997 and throughout the year, such investments were in excess of FDIC insurance limits.

         Restricted cash

         The Company purchased a certificate of deposit in the amount of $1,585,000 representing the full amount to satisfy the Company's obligations owing to a former executive pursuant to and in connection with a promissory note dated October 28, 1992. The Company is holding the balance in a separate account pending the outcome of the litigation. The interest on the certificate of deposit is also being held in a restricted account.

         The Company deposited $379,000 to perfect its appeal in a legal action, in which the courts awarded judgments totaling $253,000 against the Company and in favor of the former employee.

         Supplies inventory

         Supplies inventory is stated at the lower of cost, determined on a first-in, first-out basis, or market.

         Assets held for sale

         On October 28, 1998, the Company sold substantially all of its assets, including accounts receivable, property and equipment, and intangible assets (see Note 1). As a result, the Company has reported such assets at their net realizable values under the caption, "Assets held for sale" at December 31, 1997 and September 30, 1998. The loss on the sale of such assets has been reflected in the results of operations for the year ended December 31, 1997.

         A summary of assets held for sale is as follows:

                                                             December 31
                                                               1 9 9 7
                                                           ------------------
                                                             (in thousands)

         Accounts receivable, net                               $     3,252
         Supplies inventory                                             473
         Prepaid expenses and other current assets                       25
         Property and equipment, net:
              Laboratory equipment                                      689
              Furniture, fixtures and equipment                          12
              Vehicles                                                  219
              Leasehold improvements                                  1,883
         Intangibles, net:
              Covenant not-to-compete                                   283
              Customer lists                                         11,612
              Goodwill                                                  462
                                                                 -----------
                                                                     18,910
         Less - valuation reserve                                    (1,982)

         Net realizable value of assets held for sale           $    16,928
                                                                 ===========

         Property and equipment

         Property and equipment is recorded at cost. Property and equipment, other than leasehold improvements, is depreciated using the straight-line method over the estimated useful lives of the assets, generally three to five years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements. The costs of assets sold or retired and the related accumulated depreciation and amortization are eliminated from the accounts and a gain or loss is included in operations.

         Intangible assets

         Intangible assets are stated at cost and include acquisition-related assets such as customer lists, covenants not-to-compete and goodwill. Amortization of acquisition-related assets is computed using the straight-line method over the estimated useful lives of the assets. Customer lists are amortized over ten to sixteen years. Goodwill is amortized over twenty years.

         Impairment of goodwill and intangible assets is measured on the basis of anticipated undiscounted cash flows for each asset. Based upon the Company's analysis, an impairment loss of $1,720,000, $7,552,000 and $3,300,000 was charged to operations for the years ended December 31, 1997, 1996, and 1995, respectively.

         Debt issuance costs

         Debt issuance costs are amortized using the interest method over the estimated term of the related debt.

         Income taxes

         A deferred income tax liability or asset, net of valuation allowance, is established for the expected future consequences resulting from the differences between the financial reporting and income tax basis of assets and liabilities and from net operating loss and tax credit carryforwards. Deferred income tax expense or benefit represents the net change during the year in the deferred income tax liability or asset.

         Loss per share

         In 1997, the Company adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share." This standard requires that both basic earnings or loss per share and diluted earnings or loss per share be presented. All prior period per share amounts have been restated, following the new standard requirements. Diluted loss per share excludes the effect of convertible debt, stock options, and warrants (See Notes 4 and 9), because their effect would have been antidilutive.

         Reclassifications

         Certain   reclassifications  have  been  made  to  the  1995  financial statements to conform to the 1997 presentation. Such reclassifications had no effect on previously reported results of operations or retained earnings.

NOTE 3 - Balance sheet detail:
                                                                 December 31
                                                                     1996
                                                             ------------------
                                                               (in thousands)
         Property and equipment consisted of:
              Laboratory and computer equipment                   $    9,798
              Furniture, fixtures and office equipment                 2,154
              Vehicles                                                 1,249
              Leasehold improvements                                     907
                                                                  ----------
                                                                      14,108
         Less - accumulated depreciation and amortization            (12,549)
                                                                  ----------
                                                                  $    1,559

         Amount relating to capitalized leases, which are
              included in property
              equipment above                                     $      982
         Less - accumulated amortization                                (778)
                                                                   ----------
                                                                  $      204
         Intangibles consisted of:
              Customer lists                                      $    1,720
              Covenants not-to-compete                                21,997
              Goodwill                                                 1,485
              Consulting agreements                                       50
                                                                  ----------
                                                                      25,252
         Less - accumulated amortization                              (9,909)
                                                                   ----------
                                                                  $   15,343
         Other assets consisted of:
              Note receivable                                     $     182
              Deferred debt issuance costs, net                         363
              Other                                                     154
                                                                   ----------
                                                                  $     699

NOTE 4 - Unsecured senior subordinated debt:

         On November 14 and December 5, 1994, the Company completed a private placement consisting of the sale of $11,000,000 of unsecured convertible senior subordinated debentures (the "Debentures"). The Debentures carry a 10% interest rate and require interest to be paid monthly. In addition, the Debentures mature three years from the date of issue and are convertible sixty days from the date of issuance, at the option of the holders, into 3,055,555 shares of the Company's common stock at a conversion price based on certain antidilution provisions of the Debenture agreement. The Board of Directors has resolved to reserve an aggregate of 3,055,555 shares of the Company's common stock for issuance upon conversion of the Debentures, provided that the number of shares reserved for issuance may be subject to change in the event of any further adjustment in the conversion price of the Debentures.

         The Company defaulted on the November 14, 1997 principal payoff of $11 million and is still in default. The Company has not paid interest relating to the subordinated debt of approximately $1,705,000 and $735,000 at December 31, 1997 and 1996, respectively. The unpaid interest is reflected on the balance sheets as accrued expenses under "liabilities subject to compromise."

         Through December 31, 1997, the Company incurred $1,021,000 related to the issuance and registration of the Debentures which is being amortized over the three-year term of the Debentures. At December 31, 1997, debt issue cost was fully amortized.

NOTE 5 - Secured borrowings:

         On September 20, 1996 a bank with whom the Company had a line of credit agreement sold its rights and claims under the agreement to an unrelated party, who in turn assigned all such rights to an affiliate of the unrelated party ("Lender").

         On November 18, 1996, the Company entered into an agreement with the Lender (the "Second Amended Agreement") which provided, among other things, that the Company would repay the Lender $12,770,874, on demand, at an interest rate of 15% per annum. Interest is capitalized and added to the outstanding principal evidenced by issuance of Payment-In-Kind ("PIK") notes, payable on demand of the Lender. The Company granted a security interest in substantially all of the assets of the Company. The proceeds from the loan were used to repay the outstanding balance under the bank line of credit in the amount of $8,202,461 and certain other obligations, including a facility fee to the Lender in the amount of $1,242,332. The remaining proceeds were used for working capital purposes. The Second Amended Agreement calls for an anniversary fee equal to 2% of the average balance of the loans outstanding during the first year, a fee equal to 3% of the average balance of the loans outstanding during the second year, and a fee equal to 4% of the average balance of the loans outstanding during the third year. In conjunction with the Second Amended Agreement, the Company issued to the Lender a warrant to purchase an aggregate of 800,000 shares of common stock of the Company at $0.01 per share. The warrant was exercisable immediately and expires on November 18, 2006.

         The Second Amended Agreement allowed the Company to borrow, at the Lender's sole discretion, and not more frequently than once every 28 days, additional borrowings of not less than $250,000 per borrowing. The Lender extended twenty one additional demand notes ("Interim Funding Agreements") to the Company during the period February 3, 1997 through November 12, 1997, totaling $13,750,000, with interest accrued thereon at an interest rate of 24.9% per annum.

         On November 18, 1997, the Company filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code. The Company owed the Lender pre-petition obligations in the aggregate amount of $32,273,665, consisting of $31,891,132 of principal and interest (including capitalized interest) related to the Second Amended Agreement, and $382,534 for unreimbursed costs, expenses, fees and other charges the Company owed to the Lender pursuant to the Second Amended Agreement dated November 18, 1996 and the twenty one Interim Funding Agreements.

         On November 18, 1997, the Company and the Lender signed a Loan and Security Agreement ("DIP Loan Agreement") whereby the Lender provided the Company with a $5,000,000 credit facility to provide operating capital while the Company continued as Debtor-in-possession. The DIP Loan Agreement allowed the Company to borrow minimum increments of $250,000, not more frequently than once every 14 days, at an interest rate of 12% per annum. The DIP Loan Agreement required a nonrefundable commitment fee of $100,000, payable from the proceeds of the loans, and expired June 3, 1998, which was subsequently extended until December 31, 1998 (see Note 11).

         As the debt owed to the Lender by the Company is impaired (undersecured) under the plan of liquidation (see Note 11), the debt is reflected on the balance sheets at December 31, 1997 and September 30, 1998 as "liabilities subject to compromise."

NOTE 6 - Lease commitments:

         The Company leases various laboratories, Patient Service Centers and office facilities under non-cancelable operating lease agreements which expire at various times through the year 2002. The leases generally require the Company to pay property taxes, maintenance expense and certain insurance. Certain of the lease agreements require escalation of the minimum rental based upon factors defined in the leases. Total rent expense under operating leases amounted to approximately $3,090,000, $2,655,000 and $2,686,000 in 1997, 1996 and 1995,
respectively.

         Minimum future lease payments under non-cancelable operating leases subject to compromise are as follows:

         Fiscal year

         1998           $       699,600
         1999                   699,600
         2000                   699,600
         2001                   699,600
         2002                   233,200
                        ---------------
                        $     3,031,600

NOTE 7 - Transactions with related parties:

         One  member  of  the  Board  of  Directors  of  the  Company   received
approximately $86,000 and $154,000 for consulting and legal services rendered to the Company during 1997 and 1996, respectively.

NOTE 8 - Income taxes:

         The provision for income taxes is as follows:

                                                Year ended December 31
                                     ------------------------------------------
                                        1 9 9 7        1 9 9 6        1 9 9 5
                                     ------------    ----------     -----------

         Current tax expense           $   -          $     -        $    -

         Deferred tax expense              -                -             -
                                     ------------    -----------     ----------

              Total                    $   -          $     -        $    -
                                     ============    ===========     ==========

         The net deferred income tax asset comprises:

                                                           December 31
                                               ------------------------------
                                                    1 9 9 7            1 9 9 6
                                                 ------------        ----------

    Net operating loss carryforwards                     $ 20,141    $  13,026
    Alternative minimum tax credit carryforwards              122          122
    Temporarily nondeductible reserves and allowances       1,293        1,963
    Bad debt reserves                                       4,412        3,443
    Loss on sale of assets                                    813           -
    Depreciation and amortization                           2,234        2,355
                                                      -----------   -----------
                                                           29,015       20,909
    Valuation allowance                                   (29,015)     (20,909)
                                                      -----------   -----------
                                                         $    -      $     -
                                                      ===========   ===========

Changes in the valuation allowance for the years ended December 31, 1997 and 1996 are due to uncertainty regarding the ultimate realization of the gross deferred tax assets based on the Company's recent operating results. Differences between the Company's benefit for income taxes and that computed by applying the federal statutory rate applied to the Company's loss before income taxes are as follows:

                                                          December 31
                                                   ----------------------------
                                                      1997      1996     1995
                                                     -------  -------   ------

    Federal statutory rate                           (35.0)%   (35.0)%  (35.0)%
    State income taxes, net of federal tax benefit    (6.5)%    (6.5)%   (6.5)%
    Deferred tax assets not recognized                41.5%     41.5%     41.5%
                                                      -----     -----    -----
                                                       0.0%      0.0%      0.0%
                                                     ======     ======   ======

         At December 31, 1997 and 1996, the Company had federal and state net operating loss carryforwards of approximately $82 million and $54 million, respectively. The federal and state net operating losses will begin to expire in the years ending December 31, 2003 and 1999, respectively.

NOTE 9 - Employee benefit plans:

         1991 Employee Stock Purchase Plan:

         In May 1991, the Company adopted the 1991 Employee Stock Purchase Plan (the "Purchase Plan") under which 225,000 shares of common stock have been reserved for issuance. The Purchase Plan provides for sequential offering periods, generally of six months. At the end of each offering period, shares may be purchased by participants at 85% of the market value at the beginning or end of the offering period. Shares are to be purchased from payroll deductions which are limited to 10% of base compensation. A total of 49,841 shares of common stock were issued under the Purchase Plan during the year ended December 31, 1996 and no shares of common stock were issued in 1997.

         Amended and restated 1991 Stock Option Plan:

         In February 1991, the Company adopted the 1991 Stock Option Plan (the "Option Plan"), which was amended and restated. The Option Plan, which expires in February 2001, provides for incentive as well as nonstatutory stock options to be granted to employees and consultants of the Company. The Board of Directors may terminate the Option Plan at any time at its discretion.

         A Committee of the Board determines the terms of options granted under the Option Plan. Options granted generally vest over four years and will be adjusted for certain changes in capitalization of the Company. In addition, the outstanding options issued under the Option Plan will terminate within a period set by the Board after termination of employment.

         The Option Plan also provides for automatic grants of non-qualified stock options to directors who are not employees of the Company (the "Outside Directors"). Under these provisions, as amended by the Board in November 1992, each Outside Director on August 20, 1991 received an option to purchase 10,000 shares of common stock. Additionally, each Outside Director on November 23, 1992 (other than Outside Directors receiving options on August 20, 1991) received on such date an option to purchase 10,000 shares of common stock, and each new Outside Director receives an option to purchase 10,000 share upon his or her election or appointment to the Board. In addition, beginning with the fifth annual meeting of shareholders following the initial 10,000 share option grant, each Outside Director will receive an option to purchase 2,500 shares on the date of each annual meeting at which he or she is elected the Board. All options granted to Outside Directors will have an exercise price equal to 100% of the fair market value at the date of grant and will vest ratably over four years commencing on the first anniversary of the date of grant.

         Options under the Option Plan are generally granted at prices ranging from 85% to 110% of the fair market value of the stock at the date of grant. Except as discussed below, no options have been granted at exercise prices less than 100% of such fair market value at the date of grant. In December 1991, an Executive was granted, in connection with his employment with the Company, an option to purchase 150,000 shares of common stock at an exercise price of $8.00 per share. The last reported sale price of the Company's common stock on such date was $14.00 per share. In October 1993, the Executive irrevocably terminated the option to the extent of 100,000 unvested shares. Accordingly, the Company ceased recognizing compensation associated with this option effective September 30, 1993. There is no commitment to grant the Executive any additional options. The Company recorded $122,000 of compensation expense during the year ended December 31, 1993 related to this stock option grant.

         The Company applies the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") for its stock option plan. Accordingly, no compensation cost has been recognized for the plan for the years ended December 31, 1997, 1996, and 1995. Certain information related to the Company's stock option plan was not available for the years ended December 31, 1997 and 1996. Consequently, the effect of the Company's adoption of Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), was not calculated. However, the increase in net loss would not be material to the financial statements.

         A summary of the status of the Company's stock option plan as of December 31, 1997 and 1996 and changes during the years then ended is presented below:

                                                         1997                                    1996
                                          ------------------------------------     ----------------------------------

                                                                 Range of                               Range of
                                            Number of            Exercise           Number of           Exercise
                                              Shares              Prices              Shares             Prices
                                          ---------------     ----------------     -------------    -----------------
         Outstanding at beginning of
              year                            2,092,089         $.73-$4.38            1,450,579      $  .73-$4.38
         Granted                                                                      1,211,709      $1.00-$1.50
         Exercised                                                                      (12,150)
         Canceled or expired                   (389,176)                  -            (558,049)                -
                                            -----------         -------------       -----------      ------------
         Outstanding at end of year           1,702,913         $.73-$4.38            2,092,089      $  .73-$4.38
                                            ===========         ==========          ===========      ============

         Employee savings and retirement plan

         In January 1992, the Company adopted the 401(k) Retirement Plan of Meris Laboratories, Inc. (the "Plan"), a savings and investment plan, as allowed under Section 401(k) of the Internal Revenue Code (the "Code"). Under the terms of the Plan, eligible participants may contribute up to 15% of their eligible earnings to the Plan, not to exceed the amount allowed under the Code. Under the Plan Agreement, the Company may make contributions at the discretion of the Board of Directors. As of December 31, 1997, no contributions have been made to the Plan by the Company.

NOTE 10 - Contingencies:

         The Company and its directors and former officers are defendants in several lawsuits. Plaintiffs in the lawsuits and their legal counsel have filed bankruptcy claims in excess of $23 million. At December 31, 1997, the Company has accrued $515,000 in costs associated with such lawsuits. The ultimate resolution of the lawsuits cannot be determined at the present time; accordingly, the consolidated financial statements do not include any adjustments, beyond the accrual noted above, that might result from the outcome of the lawsuits.

         In February 1997, the Company entered into a settlement agreement with the U.S. Department of Justice and Department of Health and Human Services related to certain Medicare and other billing practices. Under the terms of the settlement, the Company agreed to pay $4.25 million in monthly installments of $100,000. This obligation is reflected in the consolidated balance sheet as accrued Medicare settlement, under liabilities subject to compromise. The Company has made no payments since it filed for bankruptcy.

NOTE 11 - Subsequent events:

         Amendment to DIP Loan Agreement

         On November 23, 1998, the Company and the Lender amended the terms of the DIP Loan Agreement to extend the terms of the agreement from June 3, 1998 to December 31, 1998 and to increase the amount of funds available to the Company from $5 million to $9.5 million.

         Plan of liquidation

         On September 16, 1998, the Company signed a definitive agreement with Unilab whereby Unilab would acquire substantially all of the assets of the Company. The purchase price of $16,928,000 consisted of the following: an eight-year convertible subordinated note in the amount of $14 million, bearing interest at a rate of 7.5% per annum, with a $3.00 per share conversion price plus $2,520,000 in cash payable in seventy-two equal monthly installments; and the assumption of certain liabilities totaling approximately $408,000. The agreement was approved on October 28, 1998 by the U.S. Bankruptcy Court in Los Angeles, California, and Unilab took possession of the acquired assets on November 5, 1998.

         The Company intends to file a plan of liquidation under which it will distribute all of the net proceeds of the sale to its creditors, subject to the satisfaction of certain administrative and other priority liabilities.